Exhibit 99.1

Spyre Therapeutics Appoints Accomplished Biopharma Leader Dr. Sandra Milligan to its Board of Directors

WALTHAM, Mass., May 15, 2024 (PR NEWSWIRE)—Spyre Therapeutics, Inc. (NASDAQ: SYRE) (the “Company” or “Spyre”), a development-stage biotechnology company advancing best-in-class antibody engineering, rational therapeutic combinations, and precision medicine approaches for the treatment of Inflammatory Bowel Disease (“IBD”), today announced the appointment of Sandra Milligan, M.D., J.D., President of Aspira Women’s Health, to its Board of Directors.

“With a distinguished career spanning leadership roles at large and small biopharmaceutical companies, Dr. Milligan brings deep expertise in clinical development and regulatory affairs, including within IBD, that will be invaluable as we execute on our strategy to deliver novel therapies that improve both efficacy and convenience compared to today’s standard of care,” said Cameron Turtle, DPhil, Chief Executive Officer of Spyre. “We are excited to incorporate her guidance as we progress our novel antibody therapies targeting α4b7 and TL1A into clinical studies in the upcoming months.”

Prior to her current role at Aspira, Dr. Milligan served as the Head of Research and Development of Organon & Co. Previously, she served in key executive positions, including Senior Vice President and Head of Global Regulatory Affairs and Clinical Safety at Merck; Vice President of Product Development Regulatory at Genentech, Inc.; and important roles across legal and regulatory affairs at Amgen Inc.

“As a physician, Spyre’s commitment to scientific excellence and patient-centric innovation resonates deeply with me,” said Dr. Milligan. “I am honored to join this accomplished team of leaders and eager to collaborate in their goal to drive meaningful advancements in IBD treatment toward improving lives.”

Dr. Milligan is being appointed as a successor to Russell Cox, whose Board term ended effective May 13, 2024. We express our gratitude for Russell’s dedicated service as the Chairman of the Board. Jeffrey Albers, current member of the Board, has been appointed Chairman in connection with Russell’s departure.

About Spyre Therapeutics

Spyre Therapeutics is a biotechnology company that aims to create next-generation inflammatory bowel disease (IBD) products by combining best-in-class antibody engineering, rational therapeutic combinations, and precision medicine approaches. Spyre’s pipeline includes extended half-life antibodies targeting α4b7, TL1A, and IL-23. For more information, visit Spyre’s website at www.spyre.com.

Follow Spyre Therapeutics on social media: @spyretx and LinkedIn

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Spyre and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to Spyre’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, Spyre’s ability to achieve the expected benefits or opportunities with respect to its pipeline of product candidates such as potential improved dosing regimens over approved product candidates, Spyre’s preclinical and future clinical development activities, and the potential therapeutic benefits and economic value of Spyre’s product candidates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Spyre will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Spyre’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited those uncertainties and factors described under the heading “Risk Factors” and “Note about Forward-Looking Statements” in Spyre’s most recent Quarterly Report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by Spyre from time to time. Should one or more of these risks or uncertainties materialize, or should any of Spyre’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Spyre does not undertake or accept any duty to make any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Spyre.

For Investors :

Eric McIntyre

VP of Finance and Investor Relations

Spyre Therapeutics

Eric.mcintyre@spyre.com

For Media :

Peg Rusconi

Peg.rusconi@vergescientific.com

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